UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 15, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 15, 2008, Cell Therapeutics, Inc., a Washington corporation (“CTI”), consummated the previously-announced transaction contemplated by the Purchase and Formation Agreement dated November 26, 2008 (the “Purchase Agreement”) entered into with Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), and RIT Oncology, LLC, a newly-formed Delaware limited liability company (the “Joint Venture”), for the formation of a 50/50 owned joint venture to commercialize and develop Zevalin® (ibritumomab tiuxetan) (the “Zevalin Product”) in the United States. A copy of the Purchase Agreement is included as Exhibit 2.1 and is incorporated herein by reference.

At the closing of the joint venture transaction, CTI contributed all assets exclusively related to the Zevalin Product to the Joint Venture and in exchange received a fifty percent (50%) membership interest in the Joint Venture and an initial payment from the Joint Venture of $7.5 million. CTI will receive an additional payment of $7.5 million in early January 2009 and may receive up to $15 million in product sales milestone payments upon the Joint Venture’s achievement of certain revenue targets. Also at the closing, the Joint Venture issued to Spectrum a fifty percent (50%) membership interest in the Joint Venture in exchange for its capital contribution, a portion of which funded the purchase price paid by the Joint Venture to CTI.

CTI and Spectrum are the sole members of the Joint Venture whose sole purpose is to commercialize the Zevalin Product in the United States. In connection with the formation of the Joint Venture, CTI and Spectrum entered into an amended and restated operating agreement for the Joint Venture (the “LLC Agreement”), setting forth the terms of governance, capital contributions and distributions and certain buy-out and put rights (as further described below), among other things. The Joint Venture is governed by a Board of Managers comprised of an equal number of members from each of CTI and Spectrum. Both parties will equally provide for the future capital requirements of the Joint Venture and share equally in the profits and losses of the Joint Venture. At the closing, CTI made an initial $1.8 million capital contribution to the Joint Venture.

Under the terms of the LLC Agreement, among other rights, CTI holds a sale option exercisable in its sole discretion to sell all of its membership interest in the Joint Venture to Spectrum (the “Sale Option”) for $18 million, subject to adjustment for any amounts owed between CTI and the Joint Venture at the time of such sale, payable in installments but no later than 90 days following the closing of such sale. The Sale Option may be exercised by CTI at any time from January 15, 2009 through July 15, 2009.

As a condition to the closing, each of CTI and Spectrum pledged their respective membership interests in the Joint Venture to each other to secure certain obligations set forth in the Purchase Agreement and the LLC Agreement, pursuant to the terms of those certain LLC Membership Interest Pledge Agreements (collectively, the “Pledge Agreements”). In addition, each of CTI and Spectrum entered into a master services agreement with the Joint Venture pursuant to which CTI and Spectrum will respectively perform various services for the benefit of the Joint Venture to develop, market and sell Zevalin Product in the United States.

CTI acquired the U.S. rights to develop, market and sell the Zevalin Product from Biogen Idec Inc. (“Biogen”) on December 21, 2007 pursuant to that certain Asset Purchase Agreement dated August 15, 2007. In connection with the closing of the joint venture transaction, CTI entered into the First Amendment to Asset Purchase Agreement (the “APA Amendment”) with Biogen, among other things, to amend the $10 million milestone payment due upon approval from the FDA to expand the labeling for the Zevalin Product with respect to an indolent non-Hodgkin’s lymphoma indication. As part of the milestone restructuring, (i) concurrently with the execution of the APA Amendment, CTI paid to Biogen $0.2 million (which was reimbursed to CTI by the Joint Venture from the initial capital contributions made by CTI and Spectrum), (ii) at the closing of the joint venture transaction, the Joint Venture (as a successor to CTI under the APA Amendment) paid to Biogen $2 million, and (iii) upon receiving approval from the FDA to expand the labeling for Zevalin with respect to an indolent non-Hodgkin’s lymphoma indication on or prior to December 31, 2011, the Joint Venture (as a successor to CTI under the APA Amendment) will be required to deliver to Biogen a reduced milestone payment ranging from $5.5 million to $9 million, depending on when the milestone is actually achieved. If the milestone is achieved on or after January 1, 2012, the milestone payment will remain $10 million. At the closing of the joint venture transaction, the Asset Purchase Agreement and the related APA Amendment were assigned to the Joint Venture and consequently all milestone payments that may become due will be the responsibility of the Joint Venture.

As a condition to obtaining Biogen’s consent to the closing of the joint venture transaction, CTI, Spectrum and the Joint Venture each entered into various agreements with Biogen, including the following:

(i) First Amendment to Supply Agreement dated December 15, 2008 between Biogen and CTI relating to the manufacture and supply of Zevalin Product to the Joint Venture (the “Supply Agreement Amendment”), modifying certain of the pricing and manufacturing technology transfer terms contained in the original Supply Agreement dated December 21, 2007 between CTI and Biogen (the “Original Supply Agreement”), and also providing that the end of the term of the agreement may be accelerated by Biogen in certain instances in the event of a mid-term manufacturing technology transfer. CTI’s rights and obligations, including its payment obligations to Biogen, under the Original Supply Agreement, as amended by the Supply Agreement Amendment, were assigned to and assumed by the Joint Venture in connection with the closing of the joint venture transaction.

(ii) Amended and Restated Security Agreement dated December 15, 2008 between Biogen and CTI, pursuant to which Biogen’s first priority security interest in any Zevalin Product related assets held by CTI and any proceeds thereof, including CTI’s fifty percent (50%) membership interest in the Joint Venture, continues to secure certain payment, indemnification and other obligations of CTI to Biogen.

(iii) Security Agreement dated December 15, 2008 between Biogen and the Joint Venture pursuant to which the Joint Venture granted to Biogen a first priority security interest in all of the Joint Venture’s assets (including any proceeds thereof), including the assets contributed to the Joint Venture by CTI in connection with the closing of the joint venture transaction, to secure certain payment, indemnification and other obligations of the Joint Venture to Biogen.

(iv) Guarantee dated December 15, 2008 executed and delivered by CTI in favor of Biogen, which guarantees the performance of the Joint Venture’s obligations to Biogen with respect to the Zevalin Product, and Guarantee dated December 15, 2008 executed and delivered by Spectrum in favor of Biogen, for the same purpose; provided that under the terms of the Pledge Agreements, notwithstanding the joint and several responsibility under the foregoing Guarantees, as amongst each other, CTI and Spectrum have agreed to allocate any liability arising under such Guarantees equally.

(v) Indemnification dated December 15, 2009 between Biogen and the Joint Venture, pursuant to which the Joint Venture has agreed to indemnify and hold harmless Biogen for any liability arising out of or in connection with the Joint Venture’s breach or alleged breach of certain sub-license and license agreements to which the Joint Venture is a party.

A copy of the press release issued by CTI announcing the closing of the joint venture transaction is attached as Exhibit 99.1 hereto.

Item 2.01	Completion of Acquisitions or Disposition of Assets

The information disclosed under Item 1.01 hereof is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

Pursuant to a request from CONSOB and Borsa Italiana, the Italian securities regulatory authorities, CTI issued a press release in Italy on December 19, 2008. Attached hereto as Exhibit 99.2 is an English translation of such press release.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Pro Forma Financial Information

The pro forma financial information (unaudited) required by Item 9.01(b) is attached as Exhibit 99.3 hereto.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Formation Agreement dated as of November 26, 2008.* The schedules to the foregoing exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A description of the omitted schedules appears in the Table of Exhibits of Exhibit 2.1. The Registrant hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

99.1	Press release dated December 16, 2008.

99.2	English translation of Press release (issued in Italy), dated December 19, 2008.

99.3	Pro forma financial information (unaudited).

*	The registrant has requested confidential treatment with respect to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 19, 2008	By:	/s/ Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Formation Agreement dated as of November 26, 2008.* The schedules to the foregoing exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A description of the omitted schedules appears in the Table of Exhibits of Exhibit 2.1. The Registrant hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

99.1	Press release dated December 16, 2008.

99.2	English translation of Press release (issued in Italy), dated December 19, 2008.

99.3	Pro forma financial information (unaudited).

*	The registrant has requested confidential treatment with respect to portions of this exhibit.